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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Trovagene, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Trovagene, Inc.
11055 Flintkote Avenue
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2015

Dear Stockholder:

        We are pleased to invite you to attend the annual meeting of stockholders (the "Annual Meeting") of Trovagene, Inc. ("Trovagene", or the "Company"), which will be held on June 10, 2015 at 9:00 a.m. Pacific Daylight Time at our offices, located at 11120 Roselle Street, San Diego, California 92121, for the following purposes:

          1.     To elect eight (8) members to our Board of Directors;

          2.     To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

          3.     To consider and act upon a proposal to approve an amendment to the Company's 2014 Equity Incentive Plan (the "2014 Plan") to increase the number of shares issuable thereunder to 5,000,000 shares from 2,500,000 shares; and

          4.     For the transaction of such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Trovagene's Board of Directors has fixed the close of business on April 20, 2015 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

        Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

        For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver's license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors
/s/ THOMAS H. ADAMS Thomas H. Adams Chairman of the Board of Directors

Dated: April 21, 2015

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save Trovagene the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

TROVAGENE, INC.
11055 FLINTKOTE AVENUE
SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 10, 2015

        The Board of Directors of Trovagene, Inc. ("Trovagene" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at our offices, located at 11120 Roselle Street, San Diego, California 92121, on June 10, 2015, at 9:00 a.m. Pacific Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in "street name"). Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about April 21, 2015 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 20, 2015. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive in the Mail a Notice of Internet Availability of Proxy Materials this Year instead of a Full Set of Proxy Materials?

        We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder's election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I Receive a Full Set of Proxy Materials in the Mail instead of a Notice of Internet Availability of Proxy Materials?

        We are providing paper copies of the proxy materials instead of a Notice to our beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

        You can choose to receive future proxy materials electronically by visiting http://www.pstvote.com/trovagene2015. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.pstvote.com/trovagene2015, sending an electronic mail message to info@philadelphiastocktransfer.com, or calling 1-866-223-0448.

        The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to both our beneficial owners and stockholders of record.

Who is Entitled to Vote?

        Our Board has fixed the close of business on April 20, 2015 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. On the record date, there were 24,374,165 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

        If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the "record holder" of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

        If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the Difference Between the Trovagene Securities that are Traded Under the NASDAQ Trading Symbols "TROV," "TROVU," and "TROVW" and How is Each Voted?

        Our common stock is listed and trades on The NASDAQ Capital Market under the symbol "TROV." The units of securities we sold in our public offering that was closed on June 4, 2012, are listed and trade on The NASDAQ Capital Market under the symbol "TROVU." Each unit consists of two shares of our common stock and one warrant to purchase one share of common stock. A holder of units has one vote for each of the two shares in the unit. The warrants we sold in the public offering are listed and trade on The NASDAQ Capital Market under the symbol "TROVW." The warrants do not have voting rights.

Who May Attend the Meeting?

        Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Shareholders of Record

        For your convenience, our record holders have three methods of voting:

  1.
  Vote by Internet.    The website address for Internet voting is on your vote instruction form.

  2.
  Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

  3.
  Vote in person.    Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

        For your convenience, our beneficial owners have three methods of voting:

  1.
  Vote by Internet.    The website address for Internet voting is on your vote instruction form.

  2.
  Vote by mail.    Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

  3.
  Vote in person.    Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

        If you vote by Internet, please DO NOT mail your proxy card.

        All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

        Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board of Directors.

What Constitutes a Quorum?

        To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. Thus, 12,187,083 shares must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

        If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a "broker non-vote." If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

        Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered "Routine" or "Non-Routine"?

        With the exception of Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, all of the proposals to be voted upon at our 2015 Annual Meeting are considered non-routine.

What is an Abstention?

        An abstention is a stockholders affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results of any of the proposals and, therefore, do not affect these proposals.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of eight (8) members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most "For" votes)	No
Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2015	A majority of the votes cast	Yes
Approval of an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares issuable thereunder to 5,000,000 shares from 2,500,000 shares	A majority of the votes cast	No

What Are the Voting Procedures?

        In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

        You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of Trovagene, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, CA 92121, Attention: Secretary, or by facsimile at 858-952-7571.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

        All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters' Rights of Appraisal?

        Trovagene shareholders do not have appraisal rights under Delaware law or under the governing documents of Trovagene with respect to the matters to be voted upon at the 2015 Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

When are Stockholder Proposals Due for the 2016 Annual Meeting?

        Any appropriate proposal submitted by a stockholder and intended to be presented at the 2016 Annual Meeting must be submitted in writing to the Company's Secretary at 11055 Flintkote Ave., San Diego, California 92121, and received no later than December 23, 2015, to be includable in the Company's proxy statement and related proxy for the 2016 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Interest of Officers and Directors in Matters to Be Acted Upon

        Members of the board of directors and executive officers of Trovagene are eligible to receive grants under the terms of the 2014 Equity Incentive Plan. Accordingly, members of the board of directors and the executive officers of Trovagene have a substantial interest in Proposal 3. Members of the board of directors and executive officers of Trovagene do not have any interest in any other Proposal that is not shared by all other stockholders of Trovagene, other than Proposal 1, the election to our board of the eight nominees set forth herein.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect eight directors to hold office until the next annual meeting of stockholders. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

        Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

        Listed below are the current directors who are nominated to hold office until their successors are elected and qualified.

Name	Age
Thomas H. Adams, Ph.D.	72
Antonius Schuh, Ph.D.	51
John Brancaccio	67
Gary S. Jacob, Ph.D.	67
Dr. Paul Billings	62
Dr. Stanley Tennant	63
Dr. Rodney S. Markin	58
Carl Feldbaum	71

        Thomas H. Adams.    Thomas H. Adams, Ph.D, has been our Chairman of the Board since April 2009. From June 2005 through 2011, Dr. Adams served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006. Until November 2012, Dr. Adams was the Head of Iris Molecular Diagnostics since 2006 and the President of Iris Personalized Medicine since 2011. In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Dr. Adams is currently a director of Synergy Pharmaceuticals Inc., a biotechnology company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adam's executive leadership, particularly in the diagnostic field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

        Antonius Schuh.    Antonius Schuh, Ph.D. joined us in October 2011 as our Chief Executive Officer and was elected as a Director in December 2011. Dr. Schuh co-founded Sorrento Therapeutics, Inc., a biopharmaceutical company developing monoclonal antibodies, in January 2006. He served as Chairman of the Board and Chief Executive Officer of Sorrento Therapeutics from November 2008 to April 2011. From April 2006 to September 2008, Dr. Schuh served as Chief Executive Officer of AviaraDx (now bioTheranostics, Inc., a bioMerieux company), a molecular diagnostic testing company that is focused on clinical applications in oncology. From March 2009 to January 2015 Dr. Schuh was a director of Diogenix, Inc., a privately held molecular diagnostic company, and since May 2009, he has served as a director of RScueRx, Inc., a privately held biotherapeutics company. Dr. Schuh is a certified pharmacist and earned his Ph.D. in pharmaceutical chemistry from the University of Bonn, Germany.

        John Brancaccio.    John Brancaccio, a retired CPA, has served as a director of our company since December 2005. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies.. Mr. Brancaccio is currently a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) as well as a director of Synergy Pharmaceuticals Inc. and ContraVir Pharmaceuticals, Inc. Mr. Brancaccio's chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

        Gary S. Jacob.    Gary S. Jacob, Ph.D. has served as a director of our company since February 2009. Since July 2008, Dr. Jacob has been President, Chief Executive Officer and a Director of Synergy Pharmaceuticals Inc. and Chairman since September 2013. Dr. Jacob has been Chairman of ContraVir Pharmaceuticals, Inc. since May 2013. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob earned a B.S. in Chemistry from the University of Missouri, and holds a Ph.D. in Biochemistry from the University of Wisconsin-Madison. Dr. Jacob's broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board's conclusion that he should serve as a director of our company.

        Dr. Paul Billings.    Paul Billings, MD, PhD was appointed to our Board in October 2013 and has been a member of our Scientific Advisory Board since November 2012. Dr. Billings is a board certified internist and clinical geneticist, and currently is an Executive-in-Residence at the California Innovation Center of Johnson and Johnson, Inc. He is also the Medical Director of the IMPACT program at Thermo Fisher Scientifiic, Inc.(TFS) He recently finished serving as the first and only Chief Medical Officer at Life Technologies Corporation and the Genetic Sciences Division of TFS. Dr. Billings served as Chief Medical Officer at Life Technologies Corporation. Dr. Billings has extensive healthcare experience in many aspects of genomics and molecular medicine. In addition to serving as Chief Medical Officer at Life Technologies, he also serves on the Scientific Advisory Board of the Food and Drug Administration, the Genomic Medicine Advisory Committee at the Department of Veterans Affairs, and the National Academy of Sciences Institute of Medicine's Roundtable on Genomics. In addition to Trovagene, he serves as an advisor or director for many companies including Omicia, BioScale, Applied Immunology, Aueon and PAX Neurosciences. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology, also from Harvard University. Dr. Billings' medical and managerial experience in the diagnostic field qualifies him to serve as a director of our company.

        Dr. Stanley Tennant.    Dr. Tennant has served as a director of our company since December 2010. Since 1983, Dr. Tennant has been a cardiologist in Greensboro, NC. He graduated from Wake Forest University School of Medicine in 1978 and completed postgraduatetraining in Internal Medicine and Cardiology at Vanderbilt University in 1983. Dr. Tennant's practical experience in the healthcare field led to the Board's conclusion that he should serve as a director of our company.

        Dr. Rodney S. Markin.    Dr. Markin has been a director of our company since February 2014. Dr. Markin is Chief Technology Officer and Associate Vice Chancellor for Business Development at

the University of Nebraska Medical Center and a Professor of Pathology and Microbiology; David T. Purtilo Distinguished Professor Pathology and Microbiology and Courtesy Professor of Surgery. Dr. Markin is also a director on the Board of Children's Hospital and Medical Center Foundation and on the Board of Trustees for Keck Graduate Institute and on the Board of the Make-A-Wish Foundation. The Board selected Dr. Markin to serve as a director because he has valuable executive experience in the healthcare business.

        Carl Feldbaum.    Carl Feldbaum has been a director of our company since December 2014. Mr. Feldbaum has been a director of Exelixis,  Inc. since February 2007 and serves as a member of the Nominating and Governance Committee. In addition, Mr. Feldbaum is a member of the board of directors of Actelion, Ltd. and serves as Chairman of its Nominating and Governance Committee. Mr. Feldbaum previously served as a member of the board of directors of Connetics Corporation from 2005 until its acquisition by Stiefel Laboratories, Inc. in 2006. Mr. Feldbaum is a member of the board of directors of BIO Ventures for Global Health, a non-profit organization, where he has served as a member of the board of directors since its inception in 2004. Mr. Feldbaum is interim Chair and a member of the Board of the Life Sciences Foundation, a non-profit based in Oakland, California. Mr. Feldbaum is president emeritus of the Biotechnology Industry Organization (BIO), which represents more than 1,000 biotechnology companies, academic institutions and state biotechnology centers internationally. Mr. Feldbaum served as president of BIO from 1993 until his retirement in 2005. Prior to joining BIO, Mr. Feldbaum was chief of staff to Senator Arlen Specter of Pennsylvania. He also was president and founder of Palomar Corporation, a national security "think tank" in Washington, D.C. Before founding Palomar Corporation, Mr. Feldbaum was Assistant to the Secretary of Energy and served as the Inspector General for defense intelligence in the U.S. Department of Defense. Mr. Feldbaum received an A.B. in Biology from Princeton University and his J.D. from the University of Pennsylvania Law School. Mr. Feldbaum's knowledge and experience with respect to the biotechnology, pharmaceutical and healthcare industries, his broad leadership experience resulting from service on various boards and as an executive officer and his knowledge and experience with policymaking, regulatory issues and other governmental matters qualifies him to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Directorships

        Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

        There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

        To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

  •
  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  •
  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

  •
  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

  •
  the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  •
  the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

        There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Responsibilities and Structure

        The Board oversees, counsels, and directs management in the long-term interest of Trovagene and its shareholders. The Board's responsibilities include establishing broad corporate policies and reviewing the overall performance of Trovagene. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

        The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating
Antonius Schuh, Ph.D.
Thomas H. Adams, Ph.D.	☒
John Brancaccio	☒	☒		☒
Gary S. Jacob, Ph.D.	☒		☒
Dr. Paul Billings	☒		☒	☒
Dr. Stanley Tennant	☒	☒	☒
Dr. Rodney S. Markin	☒	☒	☒
Carl Feldbaum	☒			☒

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2014, our Board held a total of 6 regularly scheduled and special meetings, the Audit Committee held 4 meetings, the Compensation Committee held10 meetings and the Nominating and Corporate Governance Committee held 3 meetings. None of our incumbent directors attended less than 100% of the Board or committee meetings.

Policy Regarding Attendance at Annual Meetings of Stockholders

        Trovagene does not have a policy with regard to board members' attendance at annual meetings.

Board Leadership Structure and Role in Risk Oversight

        Since April 2009, we have separated the roles of Chairman of the Board and Chief Executive Officer ("CEO"). Although the separation of roles has been appropriate for us during that time period, in the view of the board of directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

        As Chairman of the Board, Dr. Adams serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board of directors, committee chairs and management, he presides over meetings of the board of directors. Dr. Adams has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

        The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. Our primary rationale for separating the positions of Board Chairman and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the board of directors to recruit senior executives into the CEO position with skills and experience that meet the board of director's planning for the position who may not have extensive public company board experience.

        The board of directors has three standing committees—Audit, Compensation and Corporate Governance/Nominating. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The board of directors believes that establishing the right "tone at the top" and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations

Director Independence

        Our board of directors has determined that a majority of the board consists of members who are currently "independent" as that term is defined under current listing standards of NASDAQ. The board of directors considers Messrs. Adams, Jacob, Billings, Tennant, Feldbaum, Markin and Brancaccio to be "independent".

Audit Committee

        The Audit Committee's responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

        As of December 31, 2014, the Audit Committee consisted of John P. Brancaccio, chairman of the Audit Committee, Dr. Gary S. Jacob, and Dr. Thomas Adams. Our board of directors has determined that each of Mr. Brancaccio, Dr. Jacob and Dr. Adams is "independent" as that term is defined under applicable SEC and NASDAQ rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. As of January 1, 2015, the Audit Committee was reconstituted with Mr. Brancaccio remaining as chairman and Dr. Rodney Markin and Dr. Stanley Tennant joining the Committee.

Compensation Committee

        The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

        As of December 31, 2014, the Compensation Committee consisted of Dr. Stanley Tennant, chairman of the Compensation Committee, Dr. Gary S. Jacob and John P. Brancaccio. Our board of directors has determined that all of the members are "independent" under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. As of January 1, 2015, the Compensation Committee was reconstituted with Dr. Tennant remaining as chairman and Dr. Rodney Markin and Dr. Paul Billings joining Dr. Gary Jacob on the Committee.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

        As of December 31, 2014, the Corporate Governance/Nominating Committee consisted of John Brancaccio, chairman of the Corporate Governance/Nominating Committee, Thomas Adams and Stanley Tennant. The Board of Directors has determined that all of the members are "independent" under the current listing standards of NASDAQ. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. As of January 1, 2015, the Corporate Governance/Nominating Committee was reconstituted with Carl Feldbaum joining as chairman and Dr. Paul Billings and John Brancaccio joining as members.

Code of Ethics

        We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, executive officers and employees. Our Code of Business Conduct and Ethics can be found on our website (www.trovagene.com).

Stockholder Communications

        Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to Trovagene, Inc. 11055 Flintkote Avenue, San Diego, California 92121, Attention: Dr. Antonius Schuh, or by facsimile 858-952-7571. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Vote Required

        Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2015

        Our Board has appointed BDO USA, LLP ("BDO"), to serve as our independent registered public accounting firm for the year ending December 31, 2015. BDO has acted as our principal accountant since April 5, 2007 and served as our principal accountant for the fiscal year ended December 31, 2014.

        The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, Trovagene is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Trovagene and its stockholders. If the appointment is not ratified, the Board will consider its options.

        A representative of BDO is expected to be present via telephone conference call at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

        Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Trovagene. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Trovagene's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        It is the responsibility of Trovagene's management to determine that Trovagene's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of Trovagene's independent registered public accounting firm to conduct the audit of Trovagene's financial statements and disclosures. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Trovagene's independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

        The aggregate fees billed to the Company by BDO USA, LLP, the Company's independent registered public account firm, for the indicated services for each of the last two fiscal years were as follows:

	2014	2013
Audit fees(1)	$192,318	$284,720
Tax fees(2)	16,264	35,646

	$208,582	$320,366

(1)
Audit fees consist of fees for professional services performed by BDO USA, LLP for the audit and review of our financial statements included in SEC filings, and services that are normally provided in connection with regulatory filings or engagements.

(2)
Tax fees consist of fees for professional services performed by BDO USA, LLP with respective to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our principal accountants during the fiscal years ended December 31, 2014 and 2013. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Vote Required

        The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of BDO USA, LLP as Trovagene's independent registered public accounting firm for the fiscal year ending December 31, 2015.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report shall not be deemed to be "soliciting material," "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

        The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market). The Audit Committee operates under a written charter, which is available in print to any stockholder upon request to the Corporate Secretary.

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2014.

        We have reviewed and discussed with management and BDO USA, LLP, our independent registered public accounting firm, the quality and the acceptability of the Company's financial reporting and internal controls.

        We have discussed with BDO USA, LLP, the overall scope and plans for their audit as well as the results of their audit, their audit of the Company's internal controls, and the overall quality of the Company's financial report.

        We have discussed with management and BDO USA, LLP, such other matters as required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") Auditing Standard No. 16, (Communications with Audit Committees), and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee's Charter.

        We have received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

John Brancaccio, Chairman Dr. Gary S. Jacob Thomas Adams

 PROPOSAL 3

APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 EQUITY INCENTIVE PLAN

        Our Board of Directors adopted the 2014 Plan in June 2014 and the 2014 Plan was approved by our stockholders at our 2014 Annual Meeting. The Board of Directors initially authorized the issuance of up to 2,500,000 shares of common stock under the 2014 Plan.

        We are seeking stockholder approval in order to amend the 2014 Plan to increase the total number of shares of our common stock available for issuance thereunder to 5,000,000 shares.

        As of April 20, 2015, there were 297,832 shares of common stock available for issuance under the 2014 Plan.

Reasons for the Proposed Amendment

        As described above, we are seeking stockholder approval of an amendment to increase the number of shares issuable pursuant to the 2014 Plan to 5,000,000 shares from 2,500,000 shares. In determining the amount of the increase contemplated by the proposed amendment to the 2014 Plan, the Board has taken into consideration the fact that, as of April 20, 2015, there were approximately 30,182,637 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2014 Plan. Assuming the approval of this increase, the total number of shares of our common stock available for issuance under the 2014 Plan will be 2,797,832, which represents approximately 9.3% of our common stock as calculated on a fully-diluted basis.

        The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2014 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company's success in achieving its business objectives and thereby creating greater value for all our stockholders.

        Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

        Approval of the amendment to the 2014 Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.

        The terms of the 2014 Plan are summarized below.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

        The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

  •
  Based on historical usage and our internal growth plans, we expect that the proposed increase of shares to be reserved for issuance under the 2014 Plan to 5,000,000 would be sufficient for approximately 12 months of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the share reserve under the 2014 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

        The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2014	2013	2012
Equity burn rate(1)	7.5%	6.7%	9.9%
Overhang(2)	33.2%	32.1%	24.6%

(1)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)
Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
  •
  If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the issuance of the shares to be reserved under the 2014 Plan would dilute existing stockholders by an additional 39.2% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2014.

  •
  As described in the table above, the total aggregate equity value of the shares being requested for the increase in authorized shares under the 2014 Plan, based on the closing price of our common stock on April 20, 2015, is $22,125,000.

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed adoption of the increase in the number of shares authorized for issuance under the 2014 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the shares under the 2014 Plan.

Forecasted Utilization Rates

        Our Compensation Committee reviewed certain actuals and forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These actuals and forecasts included grants to executive and employee new hires, annual performance grants to existing eligible employees, and initial and annual grants for non-employee directors.

	Fiscal Year 2014 Actual	2015 Grants(1)	Fiscal Year 2015 Forecast	Fiscal Year 2016 Forecast
New hire and performance	1,109,500	968,000	1,201,950	2,386,945
Non-employee directors	300,538	112,000	—	112,000

Total	1,410,038	1,080,000	1,201,950	2,498,945

(1)
Option grants for transaction/retention/sign-on bonuses issued prior to April 20, 2015.

	Fiscal Year 2014 Actual	Fiscal Year 2015 Forecast(1)	Fiscal Year 2016 Forecast(1)
Equity Burn Rate as a % of Outstanding(2)	7.5	10.5	11.5

(1)
For purposes of this calculation, we have assumed that the number of weighted-average common shares outstanding for fiscal year 2015 and 2016 is the number of shares outstanding as of April 20, 2015.

(2)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

Note Regarding Forecasts and Forward-Looking Statements

        We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 3 include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Compensation Committee recognized the high variability inherent in these assumptions.

        However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Compensation Committee for purposes of evaluating the approval of the amendment to increase the number of shares reserved for issuance under the 2014 Plan. These forecasts reflect various assumptions regarding our future operations.

        The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Description of Our 2014 Equity Incentive Plan

        Set forth below is a summary of the 2014 Plan, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is included as Appendix A to our Definitive Proxy Statement filed with the SEC on July 23, 2014.

Shares Available

        The 2014 Plan authorizes issuance of 2,500,000 shares of common stock. As of April 20, 2015, 2,202,168 options were granted under our 2014 Plan, 3,477,137 options were issued under our previously adopted 2004 Option Plan, as amended.

Administration

        The 2014 Plan is administered by the Board of Directors or by one or more committees of directors appointed by the Board of Directors (the "Administrator"). The Board of Directors may delegate different levels of authority to different committees with administrative and grant authority under the 2014 Plan. Any committee delegated administrative authority under the 2014 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2014 Plan. The Administrator comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Code Section 162(m) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Eligibility

        Awards may be granted pursuant to the 2014 Plan only to persons who are eligible persons. Under the 2014 Plan, "Eligible Person" means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) a consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees.

Awards

        The 2014 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights ("SARs"); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Consideration for Awards

        The purchase price for any award granted under the 2014 Plan or the common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Company, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned and fully vested shares of common stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

Certain Federal Tax Consequences

        The following summary of the federal income tax consequences of the 2014 Plan transactions is based upon federal income tax laws in effect on the date of this Consent Solicitation Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Nonqualified Stock Options.    The grant of a nonqualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

        Incentive Options.    The grant of an ISO under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        The "spread" under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the alternative minimum tax liability.

        Restricted Stock.    Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

        Participants receiving restricted stock awards may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

        Other Awards.    Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when Common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        Section 162(m) of the Internal Revenue Code.    Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." A "covered employee" is the Company's chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to "qualified performance based compensation," which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2014 Plan allow for the grant of options and stock appreciation rights that may be treated as "qualified performance based compensation" that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as "qualified performance based compensation," but it makes no assurance that either such type of award will be so treated.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes information about our equity compensation plans as of December 31, 2014.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	4,784,306	$4.74	1,371,832
Equity Compensation Plans Not Approved by Stockholders	129,166	$3.15	—

Total	4,913,472	$4.66	1,371,832

Vote Required

        The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2014 Plan.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2014 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 2,500,000 TO 5,000,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 20, 2015 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner	Amount and nature of beneficial ownership(1)		Percentage(2)
Executive officers and directors:
Thomas Adams	704,258	(3)	2.8
Antonius Schuh	537,499	(4)	2.2
Paul Billings	27,077	(4)	*
John Brancaccio	138,604	(5)	*
Gary Jacob	246,409	(6)	1.0
Stanley Tennant	308,157	(7)	1.3
Rodney S. Markin	12,077	(4)	*
Stephen Zaniboni	152,501	(4)	*
Mark Erlander	135,000	(4)	*
All Officers and Directors as a Group (9 persons)	2,261,582	(8)	8.7
5% or greater holders:
Bridger Management, LLC	3,150,587	(9)	12.9
R. Merrill Hunter	1,510,834	(10)	6.0
Gabriele Cerrone	1,569,404	(11)	6.3

*
less than 1%

(1)
The address of each person is c/o Trovagene, Inc., 11055 Flintkote Avenue, Suite A, San Diego, CA 92121 unless otherwise indicated herein.

(2)
The calculation in this column is based upon 24,374,165 shares of common stock outstanding on April 20, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)
Includes (i) 332,086 shares of common stock issuable upon exercise of stock options and (ii) 45,686 shares of common stock issuable upon exercise of warrants.

(4)
Consists of shares of common stock issuable upon exercise of stock options.

(5)
Includes (i) 110,938 shares of common stock issuable upon exercise of stock options and (ii) 13,833 shares of common stock issuable upon exercise of warrants.

(6)
Includes (i) 112,909 shares of common stock issuable upon exercise of stock options and (ii) 10,500 shares of common stock issuable upon exercise of warrants.

(7)
Includes (i) 75,000 shares of common stock issuable upon exercise of warrants and (ii) 50,395 shares of common stock exercisable upon exercise of stock options.

(8)
Includes (i) 1,470,482 shares of common stock issuable upon exercise of stock options and (ii) 145,019 shares of common stock issuable upon exercise of warrants.

(9)
Consists of shares held of record by Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd. and Bridger Healthcare Ltd. Bridger Management, LLC is the investment advisor to Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd. and Bridger Healthcare Ltd., and as such, may be deemed to share beneficial ownership of the shares. Roberto Mignone is the managing member of Bridger Management, LLC. Each of Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd., Bridger Healthcare Ltd, Bridger Management, LLC and Roberto Mignone disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.

(10)
Includes 666,667 shares of common stock issuable upon exercise of warrants.

(11)
As per the Schedule 13G/A filed February 17, 2015.

Executive Officers

        The names of our executive officers and their ages, positions, and biographies are set forth below. Dr. Schuh's background is discussed under the section Nominees for Election to Board of Directors.

Name	Age	Position
Antonius Schuh, Ph.D.	50	Chief Executive Officer and Director
Steve Zaniboni	56	Chief Financial Officer

        Stephen Zaniboni.    Stephen Zaniboni joined us as Chief Financial Officer in January 2012. Prior to joining us, since June 2010, Mr. Zaniboni has served as Chief Financial Officer of Awarepoint Corporation, a leading provider of healthcare software. Prior to joining Awarepoint Corporation, Mr. Zaniboni served as Chief Financial Officer of XIFIN Inc., the leading provider of revenue cycle management for diagnostic service providers, from January 2009 through June 2010. Prior to joining XIFIN Inc., Mr. Zaniboni served as the Chief Financial Officer of Sorrento Therapeutics, Inc. from January 2006, and as a member of its board of directors from November 2008, through September 2009. From May 2006 to September 2008, Mr. Zaniboni served as Chief Financial Officer of AviaraDx (now bioTheranostics, a bioMerieux company), a molecular diagnostic testing cancer profiling company that is focused on developing and commercializing molecular diagnostic technologies with proven clinical utility. Mr. Zaniboni has also held various financial management positions at Aspect Medical Systems, Behring Diagnostics, and Boston Scientific. He was a practicing CPA with Arthur Andersen and holds a B.S. in accounting from Boston University and an M.B.A. from Boston College.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of the copies of such forms received, we believe that during 2014, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that Antonius Schuh and Steve Zaniboni each filed one Form 4 late.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filings with the SEC.

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted by the Compensation Committee
  Dr. Stanley Tennant
  John Brancaccio
  Dr. Gary S. Jacob

Compensation Discussion and Analysis

Overview

        We compete with many other medical diagnostic companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders.

        Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

        Utilizing this philosophy, our compensation programs are designed to:

  •
  be "market-based" and reflect the competitive environment for personnel;

  •
  stress our "pay for performance" approach to managing pay levels;

  •
  share risks and rewards with employees at all levels;

  •
  be affordable, within the context of our operating expense model;

  •
  align the interests of our employees with those of our stockholders;

  •
  reflect our values; and

  •
  be fairly and equitably administered.

        In addition, as we administer our compensation programs, we plan to:

  •
  evolve and modify our programs to reflect the competitive environment and our changing business needs;

  •
  focus on simplicity, flexibility and choice wherever possible;

  •
  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

  •
  provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

        As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

        We design base pay to provide the essential reward for an employee's work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee's specific performance achievements. Consistent with our compensation philosophy, we implement a "pay for performance" approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

        We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders.

        We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

        Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

        The four key elements of our compensation structure are:

  •
  base pay;

  •
  variable pay;

  •
  equity-based pay; and

  •
  benefits.

Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

  Base Pay

        We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee's base pay level should reflect the employee's overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

  Variable Pay

        We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

  Equity-Based Rewards

        We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees' interests with those of our stockholders.

  Benefits Programs

        We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

        Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

  Timing of Equity Awards

        Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

  Executive Equity Ownership

        We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

  Performance-Based Compensation and Financial Restatement

        We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

  Severance and Change in Control Arrangements

        Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See "Employment Agreements" below for a description of the severance and change in control arrangements for our named executive officers.

  Effect of Accounting and Tax Treatment on Compensation Decisions

        In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

        Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied.

Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

  Role of Executives in Executive Compensation Decisions

        Our board of directors and our Compensation Committee generally seek input from our Chief Executive Officer, Dr. Antonius Schuh, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Schuh and our Chief Financial Officer evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Schuh nor any of our other executives participates in deliberations relating to his or her compensation.

  Role of Compensation Consultant

        The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2014, the Compensation Committee engaged Barney & Barney, LLC ("Barney& Barney") as its independent executive and Board compensation consultant. Barney & Barney, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Barney & Barney pursuant to SEC rules and concluded that the work of Barney & Barney has not raised any conflict of interest.

        Barney & Barney reviews and advises on all principal aspects of the executive and Board compensation program. Its main responsibilities are to:

  •
  advise on alignment of pay and performance;

  •
  review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;

  •
  advise on trends in executive compensation;

  •
  advise on Board and Board committee compensation;

  •
  provide recommendations regarding the composition of our peer group;

  •
  analyze peer group proxy statements, compensation survey data, and other publicly available data (and apply its experience with other companies to this analysis); and

  •
  perform any special projects requested by the Compensation Committee.

        Barney & Barney has attended the Compensation Committee's meetings, including executive sessions at which management is not present. Barney & Barney communicates regularly with the Compensation Committee's Chair outside of Compensation Committee meetings, and also meets with management to gather information and review proposals. Barney & Barney is expected to remain the

Compensation Committee's independent consultant until determined otherwise by the Compensation Committee or Barney & Barney.

Chief Executive Officer Compensation for Fiscal Year 2014

        In 2011, we entered into an executive agreement with Antonius Schuh, Ph.D. in which he agreed to serve as our Chief Executive Officer. The term of the agreement is effective as of October 4, 2011 and continues until October 4, 2015 and is automatically renewed for successive one year periods at the end of each term. Dr. Schuh's 2014 compensation was $385,000 per year. In December 2014, Dr. Schuh's salary was increased to $470,000. Dr. Schuh is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Dr. Schuh was granted 633,333 non-qualified stock options which have an exercise price of $3.00 per share and vest annually in equal amounts over a period of four years. Dr. Schuh is also eligible to receive a realization bonus upon the occurrence of either of the following events, whichever occurs earlier;

  (i)
  In the event that during the term of the agreement, for a period of 90 consecutive trading days, the market price of the common stock is $7.50 or more and the value of the common stock daily trading volume is $125,000 or more, we shall pay or issue Dr. Schuh a bonus in an amount of $3,466,466 in either cash or registered common stock or a combination thereof as mutually agreed by Dr. Schuh and us; or

  (ii)
  In the event that during the term of the agreement, a change of control occurs where the per share enterprise value of our company equals or exceeds $7.50 per share, we shall pay Dr. Schuh a bonus in an amount determined by multiplying the enterprise value by 4.0%. In the event in a change of control the per share enterprise value exceeds a minimum of $14.40 per share, $22.80 per share or $30.00 per share, Dr.Schuh shall receive a bonus in an amount determined by multiplying the incremental enterprise value by 2.5%, 2.0% or 1.5%, respectively.

        If the executive agreement is terminated by us for cause or as a result of Dr. Schuh's death or permanent disability or if Dr. Schuh terminates his agreement voluntarily, Dr. Schuh shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Dr. Schuh prior to date of termination. If the executive agreement is terminated by us without cause Dr. Schuh shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Dr. Schuh shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

2014 Bonus

        On December 14, 2014, the Compensation Committee approved a bonus of $154,000 for Dr. Schuh, which was 40% of his base compensation. The Compensation Committee reviewed the following factors in determining the amount of the bonus awarded.

  •
  Clinical development progress

  •
  Business development progress

  •
  Commercialization progress

  •
  Financing of the company

        Dr. Schuh's employment agreement allows for an annual bonus equal to 50% of his base compensation. The Compensation Committee believed that Dr. Schuh did an outstanding job during 2014 in a challenging environment with limited resources.

        In making its determination as to whether Dr. Schuh achieved his performance objectives for awarding 2014 bonus, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective.

2015 Bonus Criteria

        The bonus criteria for 2015 includes, among other things:

  •
  Financing of the company

  •
  Validation of CLIA assay tests for various indications

  •
  Revenue target

  •
  Entering into strategic business partnerships

  •
  Publication of key study data

Compensation Risk Management

        We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

 SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and the two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers") for fiscal year 2014.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Dr. Antonius Schuh, CEO(2)	2014	385,000	154,000	399,999	938,999
	2013	323,125	210,000	1,212,964	1,746,089
	2012	275,000	137,500	468,916	881,416
Stephen Zaniboni, CFO(3)	2014	242,000	96,800	263,400	602,200
	2013	201,750	132,000	492,727	826,477
	2012	199,333	80,000	107,331	386,664
Mark Erlander, CSO(4)	2014	298,769	131,200	921,400	1,351,369
	2013	169,692	100,000	1,366,187	1,635,879

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2014, 2013, and 2012 amounts are described in Note 6 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2014, 2013, and 2012. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)
Dr. Schuh was appointed CEO in October 2011.

(3)
Mr. Zaniboni was appointed CFO in February 2012.

(4)
Mr. Erlander was appointed CSO in January 2013.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Weighted Average Option Exercise Price ($)	Option Expiration Date
Dr. Antonius Schuh(1)	537,499	520,834	$3.92	October 4, 2021 - December 11, 2024
Stephen Zaniboni(2)	110,834	225,833	$4.46	February 1, 2022 - December 11, 2024
Mark Erlander(3)	85,000	490,000	$5.12	September 13, 2022 - December 11, 2024

(1)
The unexercisable options of 520,834 vest as follows: 158,334 on October 4, 2015; 50,000 each on June 24, 2015, 2016 and 2017 and 12,500 each on December 11, 2015, 2016 and 2017; 43,750 each on December 11, 2015, 2016, 2017 and 2018.

(2)
The unexercisable options of 225,833 vest as follows: 41,666 on February 1, 2015 and 2016; 15,000 each on June 24, 2015, 2016 and 2017; 27,500 each on December 11, 2015, 2016, 2017 and 15,000 on December 11, 2018.

(3)
The unexercisable options of 490,000 vest as follows: 1,666 on September 12, 2015; 3,334 on December 10, 2015; 50,000 each on January 28, 2015, 2016 and 2017; 40,000 each on December 11, 2015, 2016, 2017 and 15,000 on December 11, 2018; 50,000 each on July 16, 2015, 2016, 2017 and 2018.

 DIRECTOR COMPENSATION

        The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2014 for services to our company.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Thomas H. Adams(2)	$50,000	$121,713	$171,713
John P. Brancaccio(3)	$66,000	$234,911	$300,911
Gary S. Jacob(4)	$50,000	$199,616	$249,616
Stanley Tennant(5)	$52,000	$184,395	$236,395
Paul Billings(6)	$37,000	$144,849	$181,849
Rodney Markin(7)	$34,250	$199,180	$233,430
Carl Feldbaum(8)	$—	$103,200	$103,200

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2014 amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)
As of December 31, 2014, 342,849 stock options were outstanding, of which 324,565 were exercisable.

(3)
As of December 31, 2014, 121,701 stock options were outstanding, of which 103,417 were exercisable.

(4)
As of December 31, 2014, 123,672 stock options were outstanding, of which 105,388 were exercisable.

(5)
As of December 31, 2014, 61,158 stock options were outstanding, of which 42,874 were exercisable.

(6)
As of December 31, 2014, 51,230 stock options were outstanding, of which 23,000 were exercisable.

(7)
As of December 31, 2014, 36,230 stock options were outstanding, of which none were exercisable.

(8)
As of December 31, 2014, 24,000 stock options were outstanding, of which none were exercisable.

Employment Agreements

        In January 2013, we entered into an employment agreement with Mark Erlander, Ph.D. in which he agreed to serve as Chief Scientific Officer. Dr. Erlander's initial salary was $200,000 per year, increased to $260,000 and to $360,000 per year in 2014. Dr. Erlander is eligible to receive a cash bonus of up to 50% of his base salary per year at the discretion of the Compensation Committee based on goals mutually agreed upon by Dr. Erlander, the CEO and the Board of Directors. In connection with his employment, Dr. Erlander was granted a stock option to purchase 200,000 shares of common stock at an exercise price of $7.04. The option vests ratably over a four year period. If we terminate Dr. Erlander without cause, he is entitled to severance benefits equal to six months of his base salary.

        During 2012, we entered into an executive agreement with Steve Zaniboni in which he agreed to serve as our Chief Financial Officer. The term of the agreement is effective as of February 1, 2012 and continues until February 1, 2013 and is automatically renewed for successive one year periods at the end to each term. Mr. Zaniboni's initial compensation was $200,000 per year and was increased to $242,000 in 2013. In December 2014, Mr. Zaniboni's salary was increased to $290,000 and to $322,000 in March 2015. Mr. Zaniboni is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Mr. Zaniboni was granted 166,667 non-qualified stock options which have an exercise price of $3.60 per share and vest annually in equal amounts over a period of four years.

        If the executive agreement is terminated by us for cause or as a result of Mr. Zaniboni's death or permanent disability or if Mr. Zaniboni terminates his agreement voluntarily, Mr. Zaniboni shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Mr. Zaniboni prior to date of termination. If the executive agreement is terminated by us without cause Mr. Zaniboni shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Mr. Zaniboni shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On January 1, 2015, we entered into a consulting agreement with Tom Adams, our Chairman, pursuant to which Dr. Adams will provide consulting services to us in connection with applying our technology to infectious diseases. The agreement is for a term of one year and Dr. Adams shall be paid $9,500 per month for his services.

        Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Board Determination of Independence

        Our board of directors has determined that a majority of the board consists of members who are currently "independent" as that term is defined under current listing standards of NASDAQ.

 OTHER MATTERS

        Trovagene has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

        If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Trovagene will cancel your previously submitted proxy.

 ADDITIONAL INFORMATION

Annual Reports and Form 10-K

        Additional copies of Trovagene's Annual Report and Form 10-K for the fiscal year ended December 31, 2014 may be obtained without charge by writing to the Corporate Secretary, Trovagene, Inc., 11055 Flintkote Avenue, San Diego, California 92121.

By Order of the Board of Directors
/s/ THOMAS H. ADAMS Thomas H. Adams, Ph.D. Chairman of the Board of Directors

April 21, 2015

TROVAGENE, INC. PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 10, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints, Antonius Schuh and Stephen Zaniboni, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common st ock of Trovagene, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 10, 2015 and at any adjournments thereof, subject to the directions indicated on this Proxy Card. In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW. IMPORTANT—This Proxy must be signed and dated below. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2015 at 9:00 am local meat the Company’s o ces located at 11120 Roselle Street, San Diego, California 92121. The proxy statement and 2014 annual report to stockholders on Form 10-K are available at www.pstvote.com/trovagene2015. THIS IS YOUR PROXY YOUR VOTE IS IMPORTANT! Dear Stockholder: We cordially invite you to attend the Annual Meeting of Stockholders of Trovagene, Inc. to be held at Trovagene’s o ces located at 11120 Roselle Street, San Diego, California 92121, on June 10, 2015, beginning at 9:00 a.m. local me. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 3-1. Election of Directors Nominees FOR WITHHOLD 01. Dr. Paul Billings 02. Gary S. Jacob 03. Thomas H. Adams 04. John P. Brancaccio 05. Antonius Schuh 06. Dr. Stanley Tennant 07. Dr. Rodney S. Markin 08. Carl Feldbaum 2. Proposal to ratify BDO USA, LLP as Trovagene’s independent registered public accountants for fiscal year ending December 31, 2015. FOR AGAINST ABSTAIN 3. Proposal to adopt an amendment to the Trovagene Inc. 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder to 5,000,000 from 2,500,000. FOR AGAINST ABSTAIN Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate o cer, etc., please indicate full tle. Date: Signature: Signature: Title:

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to www.pstvote.com/trovagene2015 . Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 9, 2015 «Control #»

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If You Plan to Attend
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2015
PROPOSAL 3 APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 EQUITY INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION